                                                                    Exhibit 99.3

              AMENDMENT TO THE NON-COMPETITION AGREEMENT BETWEEN
              --------------------------------------------------
          MARRIOTT INTERNATIONAL, INC. AND HOST MARRIOTT CORPORATION
          ----------------------------------------------------------

Marriott International, Inc. ("MI"), Host Marriott Corporation ("Host Marriott") and Host Marriott Services Corporation ("HM Services") hereby enter into this Amendment to the Non-Competition Agreement between MI and HM Services ("Agreement") and agree that:

     1. MI and Host Marriott are parties to the Non-Competition Agreement dated October 8, 1993 (the "1993 Agreement"). A copy of the 1993 agreement is attached as Exhibit 1 to this Agreement and incorporated herein. The 1993 Agreement remains in full force and effect to the extent expressly modified by this Agreement.

     2. HM Services is presently a subsidiary company of Host Marriott. On or about December 29, 1995 the common stock of HM services will be distributed to the shareholders of Host Marriott (the "HM Services Distribution").

     3. All terms of the 1993 Agreement shall apply to HM Services as they would have otherwise applied to the Host Marriott.

     4. The 1993 Agreement and this Agreement shall be binding on all parties and shall be binding on all subsidiary companies of each party and shall further be binding on any successor company conducting substantially all of the "MMS Business" or "Host Business".

For Marriott International, Inc.                 For Host Marriott Corporation

/s/ RAYMOND G. MURPHY                            /s/ STEPHEN McKENNA
---------------------                            ---------------------
Date: 12/27/95                                   Date: 12/27/95

For Host Marriott Services Corporation

/s/ JOE P. MARTIN
---------------------
Date: 12/26/95